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                                 EXHIBIT INDEX
(a)(2) Articles of Amendment to the Articles of Incorporation, dated April 21, 2006.

(d) Investment Management Services Agreement, amended and restated as of May 1, 2006, between Registrant and RiverSource Investments, LLC.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)      Consent of Independent Registered Public Accounting Firm.

(q) Directors/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated Dec. 5, 2006.